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                                                                         EX-23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Mellon Bank Corporation for the registration of 32,750,000 shares of its common stock of our report dated February 3, 1993 with respect to the consolidated financial statements of The Boston Company, Inc. and Subsidiaries for the years ended December 31, 1992, 1991 and 1990 included in Amendment No. 2 on Form 8 dated February 24, 1993 to the Current Report on Form 8-K of Mellon Bank Corporation dated September 14, 1992.

Boston, Massachusetts
July 18, 1994

                                                      ERNST & YOUNG